1
FIRSTBANCORP
COMPENSATION CLAWBACK POLICY
EXHIBIT

97.1
Introduction
Purpose
The

Compensation

&

Benefits

Committee

(the

“Committee”)

of

First

BanCorp.

(the

“Corporation”)

believes

that

it

is

in

the

best
interest of

the Corporation

to reinforce

its compensation

philosophy by

adopting this

Compensation

Clawback Policy

(the “Policy”)
for the adjustment

or recovery of Incentive-Based

Compensation awards to

Executive Officers and

other Covered Employees (each

as
defined below), In the event of

a Restatement (as defined below). In

this regard, the Board of Directors of

the Corporation has adopted
compensation recovery

guidelines as

set forth

in this

Policy.

This Policy

has been

amended and

adopted in

compliance with

Section
10D of the

Securities Exchange Act

of 1934 (the

“Exchange Act”), as amended,

and Rule 10D-1

promulgated thereunder and

Section
303A.14 of the New York

Stock Exchange (“NYSE”) Listing Standards Manual.
Applicability
This

Policy

is

applicable

to

all

Incentive-Based

Compensation

received

by

Executive

Officers

and

Covered

Employees

of

the
Corporation, including its subsidiaries and affiliates, after the effective date of this Policy.
Definitions
TERM DEFINITION
Covered
Employee
Any recipient

of Incentive-Based

Compensation from

the Corporation

or a

subsidiary who

is not
an Executive Officer.
Excess
Compensation
Any

amount

of

Incentive-Based

Compensation

(calculated

on

a

pre-tax

basis)

received

by

an
Executive

Officer

or

Covered

Employee

that

exceeds

the

amount

of

Incentive-Based
Compensation

that

otherwise

would

have

been

received

had

it

been

determined

based

on

the
restated amounts.
Executive Officer
The

Corporation’s

president, principal

financial

officer,

principal accounting
officer

(or

if

there

is

no

such

accounting

officer,

the

controller),

any

vice-
president

of

the

Corporation

in

charge

of

a

principal

business unit,

division,
or function

(such

as sales,

administration,

or finance),

any other

officer

who
performs a policy-making

function, or any

other person who performs

similar
policy-making

functions

for

the

Corporation
.

Executive

Officers

of

the
Corporation

or

its

subsidiaries

are

deemed

Executive

Officers

of

the
Corporation

if

they

perform

such

policy-making

functions.

Financial Reporting
Measure
Incentive-Based
Compensation
Received
Restatement
A

measure

that

is

determined

and

presented

in

accordance

with

the
accounting

principles

used

in

preparing

the

Corporation’s

financial
statements

(including

“non-GAAP”

financial

measures,

such

as

those
appearing

in earnings

releases or

MD&A), and

any measure

that is

derived
wholly

or

in

part

from

such

measure.

Examples

of

Financial

Reporting
Measures

include

measures

based

on

revenues,

net

income,

operating
income, financial ratios, EBITDA,

liquidity measures, return measures

(such
as return

on assets),

and

profitability

of one

or more

segments.

Stock price
and total shareholder return are also Financial Reporting Measures.
Any compensation

(whether in

the form

of cash

or equity)

granted,

earned,
or

vested,

based

wholly

or

in

part

upon

the

attainment

of

a

Financial
Reporting Measure. Incentive-Based Compensation

does not include (i) base
salary;

(ii)

“sign-on”

bonuses

or

other

compensation

granted

solely

due

to
the commencement

of employment with

the Corporation;

(iii) compensation
exclusively

based

on

completion

of

a

specific

period

of

employment

or
service,

without

any

performance

condition;

or

(iv)

compensation

awarded
based on subjective, non-financial, strategic, or operational measures that are
not Financial Reporting Measures.

Incentive-Based

Compensation

is

deemed

received

in

the

issuer’s

fiscal
period

during

which

the

Financial

Reporting

Measure

specified

in

the
Incentive-Based

Compensation

award

is

attained,

even

if

the

payment

or
grant

of

the

Incentive-Based

Compensation

occurs

after

the

end

of

that
period. For example,

(i) if the grant

of an award is

based, either wholly

or in
part, on satisfaction

of a Financial

Reporting Measure performance

goal, the
award would be deemed

received in the fiscal period

when that measure was
satisfied; or (ii) if an equity

award vests only upon satisfaction of

a Financial
Reporting

Measure

performance

condition,

the

award

would

be

deemed
received in the fiscal period when it vests.

An

accounting

restatement

of the

Corporation’s

financial

statements due

to
material

noncompliance

with

any

financial

reporting

requirement

under
federal

securities laws,

regardless of

whether

misconduct

was the

cause for
such restatement.

Restatements include

any required

accounting restatement
to correct

an error

in previously

issued

financial

statements that

is material
to the

previously issued

financial statements

(commonly

referred to

as “Big
R” restatements),

or that

would result

in a material

misstatement if

the error
were corrected

in the current

period or

left uncorrected

in the

current period
(commonly referred to as “little r” restatements).
The

following

retrospective

changes

to

the

Corporation’s

financial
statements

are

not

considered

a

Restatement

which

would

require
application

of

this

Policy,

among

others:

(i)

application

of

a

change

in
accounting principle;

(ii) revisions to

reportable segment

information due

to
a change

in internal

organization; (iii)

reclassification due

to a

discontinued
operation;

(iv)

application

of

a

change

in

reporting

entity,

such

as

from

a
reorganization of

entities under common

control; and

(v) revisions for

stock
splits,

reverse

stock

splits,

stock

dividends

or

other

changes

in

capital
structure.
References
● N/A

Policy
I. Clawback Period
The

Committee

will

reasonably

promptly

recover

(unless

the

Committee

determines

impracticable

to

do

so,

after
exercising

a

normal

due

process

review

of

all

the

relevant

facts

and

circumstances

as

explained

below)

Excess
Compensation received

during the

three completed

fiscal years

preceding the

date on

which the

Corporation is

required
to

prepare

a

Restatement

(the

“Recovery

Period”).

The

“date

on

which

the

Corporation

is

required

to

prepare

a
Restatement”

is

the

earlier

of

the

following:

(1)

the

date

upon

which

the

Board

of

Directors

of

the

Corporation

(the
“Board”), a

committee of

the Board, or

the officer

or officers

of the Corporation

authorized to

take such action

if Board
action is

not required,

concludes, or

reasonably should

have concluded,

that a

Restatement is

required; or

(2) the

date a
court, regulator or other legally authorized body

directs the Corporation to prepare a Restatement, in each

case regardless
of if or when the restated financial statements are filed.
The

Committee

may

determine

impracticable

to

reasonably

promptly

recover

Excess

Compensation

after

exercising

a
normal due

process review of

all relevant facts

and circumstances

to the extent

that (i) the

direct expense

paid to a

third
party to

assist in

enforcing the

Policy would

exceed the

amount recovered

(under these

circumstances,

the Corporation
would document

its reasonable

attempts to

recover the

Incentive-Based Compensation

and provide

such documentation
to the

NYSE); (ii)

recovery would

violate home

country law

that was

adopted prior

to November

28, 2022

(under these
circumstances,

the Corporation

would obtain

an opinion

of home

country counsel

and provide

it to

the NYSE);

or (iii)
recovery

would

likely

cause

an

otherwise

tax-qualified

retirement

plan,

under

which

benefits

are

broadly

available

to
employees

of

the

Corporation,

to

fail

to

meet

the

requirements

of

26

U.S.C.

401(a)(13)

or

411(a)

and

regulations
thereunder.
II. Repayment
This

Policy

applies

to

all

Incentive-Based

Compensation

Received

by

(1)

a

person

(i)

after

beginning

services

as

an
Executive

Officer

and

(ii) if

that person

served

as an

Executive

Officer

at any

time during

the performance

period for
such

Incentive-Based

Compensation

and

(2)

any

Covered

Employee

who

the

Committee

determines

was

directly
responsible

for

the

Restatement

or

the

Committee

determined

engaged

in

intentional

fraud

or

gross

misconduct.

Any
recoupment of compensation pursuant to this Policy will be

in addition to any other remedies that may be available to

the
Corporation under applicable law,

including termination of employment.
The

Corporation

will

make

all

reasonable

attempts

to

recover

any

amounts

due

under

this

Policy

by

way

of

direct
payment from the

Executive Officer or

Covered Employee, if applicable,

recovery over time,

the reduction of future

pay
and/or awards,

and/or any other

method which

will provide for

recovery within

a reasonable

manner and

without undue
delay.
III. Administration
This

Policy

will

be

enforced

in

accordance

with

Section

10D

of

the

Exchange

Act,

and

Rule

10D-1

promulgated
thereunder

and Paragraph

303A.14 of

the Listing

Standards Manual

of the

NYSE. The

Committee shall

be responsible
for monitoring

the application

of this

Policy,

and has

the sole

authority to

construe, interpret

and implement

this Policy
and

make

any

determinations

necessary

or

advisable

in

administering

this

Policy.

The

Committee

may

modify,
supplement, rescind or replace all or any portion of this Policy at any time in accordance with applicable law.
IV. Other Policies and Laws
In the

event of

any conflict

or inconsistency

between this

Policy and

any other

policies, plans,

or other

materials of

the
Corporation,

this Policy

shall govern.

However,

to the

extent another

policy,

plan, or

agreement calls

for adjustment

or
recovery

of an

Incentive-Based

Compensation

award

when this

Policy would

not require

such adjustment

or recovery,
this

Policy

will

not

interfere

with

application

of

such

other

policy,

plan,

or

agreement.

The

Corporation

is

prohibited
from indemnifying

any Executive

Officer or

Covered Employee

against the

loss of

erroneously awarded

compensation.
This Policy will

be amended as

necessary to

comply with applicable

law or any

rules or standards

adopted by a

national
securities exchange

on which

the Corporation’s

securities are

listed in.

Notwithstanding anything

to the

contrary in

this
Policy,

in no

event

shall the

Committee

seek any

recoupment

described

in this

Policy if,

by doing

so, the

Corporation
would be in violation of any applicable state law enacted on or before November 28,

2022.

V. Disclosures
Appropriate

disclosures

and

other

filings

with

respect

to

this

Policy

will

be

made

in

accordance

with

SEC

rules

and
applicable NYSE listing standards.
VI. Acknowledgement by Executive Officers
The

Committee,

through

the

Board’s

Secretary

Office,

on

an

annual

basis

shall

provide

notice

and

seek
acknowledgement

of this

Policy from

each Executive

Officer,

provided that

the failure

to provide

such notice

or obtain
such acknowledgement shall have no impact on the applicability or enforceability of this Policy.
List of Exhibits
● N/A